EXHIBIT 99

Investor News	NYSE:PEG

For further information, contact:
Sue Carson, Director, Investor Relations	Phone: 973-430-6565
Greg McLaughlin, Sr. Investor Relations Analyst	Phone: 973-430-6568
Jairo Chung, Sr. Investor Relations Analyst	Phone: 973-430-6596

February 3, 2005

PSEG ANNOUNCES 2004 RESULTS:

$3.05 PER SHARE FROM CONTINUING OPERATIONS

Fourth Quarter Results of 38 Cents Per Share

Reflect Impact of Outages at Hope Creek and Salem Stations

Company Reaffirms 2005 Guidance of $3.15 to $3.35 Per Share

Public Service Enterprise Group (PSEG) announced today (February 3) that earnings from continuing operations for the year 2004 were $726 million or $3.05 per share of common stock, based on 238 million average shares outstanding. These results exclude income of $5 million or 2 cents per share related to discontinued operations at PSEG Energy Holdings. Including this item, PSEG’s net income for 2004 was $731 million or $3.07 per share of common stock. For 2003, comparable earnings from continuing operations were $852 million or $3.72 per share of common stock, based on 229 million average shares outstanding. Including the effects of the adoption of a new accounting standard for asset retirement obligations at PSEG Power, losses associated with discontinued operations at PSEG Energy Holdings and an extraordinary loss at Public Service Electric and Gas (PSE&G) due to the finalization of the electric base rate case, 2003 net income was $1.16 billion or $5.07 per share of common stock.

PSEG also announced today that earnings for the fourth quarter of 2004 were $92 million or 38 cents per share, based on 239 million average shares outstanding. Comparatively, PSEG’s earnings from continuing operations for the fourth quarter of 2003 were $164 million or 69 cents per share of common stock, based on 236 million average shares outstanding. Including the effect of discontinued operations at PSEG Energy Holdings, fourth quarter 2003 net income was $139 million or 59 cents per share.

Attachments to this release provide a summary of fourth quarter and year-to-date results for 2004 and 2003 and other related information. Additional details will be included in PSEG’s Annual Report on Form 10-K, which is expected to be filed with the Securities and Exchange Commission (SEC) later in the month.

Fourth Quarter 2004 Results

E. James Ferland, chairman and chief executive officer, said PSEG’s fourth-quarter 2004 results from continuing operations declined by 31 cents per share, compared to fourth-quarter 2003 results, largely because of a lower contribution from PSEG Power.

“For the quarter, PSEG Power spent over $65 million or 27 cents per share on operation and maintenance expenses and replacement power costs for the Hope Creek outage expansion”, Ferland said. “The Hope Creek unit was held off line longer than planned for evaluation of a reactor recirculation pump. Extensive studies confirmed the plant would be safe to operate and with the concurrence of the Nuclear Regulatory Commission (NRC), Hope Creek was returned to service in January”, Ferland explained.

In an unrelated matter in early December, Ferland said, the two Salem units were taken off line due to an oil spill from a tanker upstream on the Delaware River. The units, which draw river water for cooling purposes, were shut down for about two weeks as a precautionary measure to avoid intake of the spilled oil. The cost of replacement power for the period was about $18 million, or 8 cents per share. Ferland indicated that replacement power costs were higher than they would have otherwise been because of overlapping outages at Hope Creek and Salem.

Ferland said one offset to PSEG Power’s unanticipated nuclear costs in the quarter were improved results from PSEG Energy Resources & Trade (ER&T). “We had a slow start this year, but with more favorable markets in the fourth quarter, we clearly benefited from the scope of the products we manage within ER&T. Results for the quarter were $31 million, or 13 cents per share higher than the comparable quarter last year. Full-year results for ER&T were in line with our mid-year update.”

Results from PSE&G were up three cents per share compared to the fourth quarter of 2003, primarily due to reduced interest expense.

PSEG Energy Holdings reported quarterly earnings that were two cents per share lower than comparable 2003 results. At PSEG Global, the strengthening of the Polish Zloty negatively impacted the non-US dollar denominated project debt by about $14 million or 6 cents per share for the quarter. The currency loss recorded on the debt will be offset over time by the increase in the value of the Polish Zlotys that will be received under the Power Purchase Agreement. The negative impact at PSEG Global was partially offset by improved results at PSEG Resources.

At the parent level, PSEG had costs of $5 million or 2 cents per share related to its proposed merger with Exelon Corporation. On December 20, 2004 the two companies announced an agreement to merge contingent upon regulatory and shareholder approvals.

Ferland said the simultaneous outages at Hope Creek and Salem in December, combined with the stronger Polish Zloty at PSEG Global, made it a particularly tough quarter for PSEG.

Full Year 2004 Results

For the full year, PSE&G reported earnings from continuing operations of $342 million or $1.44 per share, an increase of 38 cents per share over comparable 2003 results. Most of this increase was the result of the electric base rate increase that was effective in August 2003. This increase was partially offset at PSEG Power with the elimination of $66 million or 29 cents per share in MTC revenues that ended when the new electric base rates became effective.

In addition to the MTC revenue loss, Power reported full year results from continuing operations that were about $100 million or 49 cents per share lower than 2003. This was primarily the result of the additional work at Hope Creek during the fourth quarter and replacement power costs throughout the year at various fossil and nuclear units. For the full year Power reported earnings of $308 million or $1.29 per share.

Energy Holdings reported income from continuing operations of $125 million or 52 cents per share for the year, a reduction of 21 cents from comparable 2003 results. About half this decline was due to the strengthening of the Polish Zloty during the fourth quarter and other foreign currency impacts throughout the year. Year-over-year earnings were also reduced as a result of a lower ownership in GWF Energy in 2004. At PSEG Resources, the termination of the Collins lease agreement in the first quarter resulted in the loss of expected earnings throughout the year and a partial write-off of the investment. This was offset during the year by improved lease earnings and gains on the KKR portfolio.

2005 Outlook

In discussing the outlook for 2005, Ferland reiterated previously announced earnings guidance of $3.15 to $3.35 per share. He said expectations for PSEG’s major businesses are: PSEG Power - $335 to $385 million, PSE&G - $325 to $345 million and Energy Holdings - $135 to $155 million for the year.

He said these projected earnings “comfortably support” PSEG’s increase in its quarterly common stock dividend from 55 cents to 56 cents per share, which was approved by the Board of Directors on January 18, 2005. This increase is indicative of an annual dividend of $2.24 per share.

“In general, our businesses remain fundamentally strong,” Ferland said. “In particular, we expect improved performance at our Salem and Hope Creek facilities in the coming year due to the major maintenance activities we completed during 2004 and from the implementation, in January 2005, of a nuclear services operating contract with Exelon.”

Ferland added that the proposed merger with Exelon creates a company with characteristics that neither company could create on its own. “Exelon’s nuclear expertise, and merger integration skills are of special interest to us, while PSE&G’s excellence in transmission and distribution operations, as well as its experiences in the development of the BGS auction process will add considerable value to the Exelon business model”. It is expected that the transaction will close in the first quarter of 2006.

# # #

Forward Looking Statement

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving Public Service Enterprise Group Incorporated and Exelon Corporation, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Such statements are based upon the current beliefs and expectations of Public Service Enterprise Group Incorporated’s and Exelon Corporation’s management, are subject to significant risks and uncertainties and may differ materially from actual future experience involving any one or more of such matters. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the timing of the contemplated merger and the impact of any conditions imposed by regulators in connection with their approval thereof; the failure of Public Service Enterprise Group Incorporated and Exelon Corporation stockholders to make the requisite approvals for the transaction; the risk that the businesses will not be integrated successfully; failure to quickly realize cost-savings from the transaction as a result of technical, logistical, competitive and other factors; the effects of weather; the performance of generating units and transmission systems; the availability and prices for oil, gas, coal, nuclear fuel, capacity and electricity; changes in the markets for electricity and other energy-related commodities; changes in the number of participants and the risk profile of such participants in the energy marketing and trading business; the effectiveness of our risk management and internal controls systems; the effects of regulatory decisions and changes in law; changes in competition in the markets we serve; the ability to recover regulatory assets and other potential stranded costs; the outcomes of litigation and regulatory proceedings or inquiries; the timing and success of efforts to develop domestic and international power projects; conditions of the capital markets and equity markets; advances in technology; changes in accounting standards; changes in interest rates and in financial and foreign currency markets generally; the economic and political climate and growth in the areas in which we conduct our activities; and changes in corporate strategies. While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially. We intend the forward-looking statements to speak only as of the time first made and we do not undertake to update or revise them as more information becomes available. Additional factors that could cause Public Service Enterprise Group Incorporated’s and Exelon Corporation’s results to differ materially from those described in the forward-looking statements can be found in the 2003 Annual Reports on Form 10-K, and Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2004, and the current reports on Form 8-K filed on December 21, 2004, and December 20, 2004, of Public Service Enterprise Group Incorporated and Exelon Corporation, as such reports may have been amended, each filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s website, www.sec.gov.

Additional Information

This communication is not a solicitation of a proxy from any security holder of Exelon Corporation or Public Service Enterprise Group Incorporated. Exelon will file a Registration Statement on Form S-4 with the SEC containing a preliminary joint proxy statement/prospectus regarding the proposed transaction involving Exelon Corporation and Public Service Enterprise Group Incorporated. We urge investors and security holders to read the definitive joint proxy statement/prospectus regarding the proposed transaction and any other relevant documents when they become available, because they will contain important information about Exelon, PSEG and the proposed merger. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website (http://www.sec.gov). In addition, a copy of the definitive joint proxy statement/prospectus (when it becomes available) may be obtained free of charge from Exelon, Shareholder Services, 10 South Dearborn Street, P.O. Box 805398, Chicago, Illinois 60680-5398, or from PSEG, Investor Relations, 80 Park Plaza,. P.O. Box 1171, Newark, New Jersey 07101-1171.

Information regarding Exelon’s and PSEG’s directors and executive officers and other participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be available in the preliminary joint proxy statement/prospectus contained in the above-referenced Registration Statement on Form S-4.

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

(Unaudited)

	For the Quarters Ended December 31,		For the Years Ended December 31,
	2004	2003	2004	2003
Earnings Results (in Millions)

Income from Continuing Operations (Note 1)
PSE&G	$64	$54	$342	$243
PSEG Power	16	78	308	474
PSEG Energy Holdings
PSEG Global	2	23	70	104
PSEG Resources	34	17	65	66
PSEG Energy Holdings	(3)	(1)	(10)	(4)
Total PSEG Energy Holdings	33	39	125	166
PSEG	(21)	(7)	(49)	(31)
Income from Continuing Operations	$92	$164	$726	$852
Income (Loss) from Discontinued Operations, including Gain (Loss) on Disposal	—	(25)	5	(44)
Extraordinary Item	—	—	—	(18)
Cumulative Effect of a Change in Accounting Principle	—	—	—	370
PSEG Net Income	$92	$139	$731	$1,160

Fully Diluted Average Shares Outstanding (in Millions)	239	236	238	229
Per Share Results (Diluted)
Income from Continuing Operations
PSE&G	$0.26	$0.23	$1.44	$1.06
PSEG Power	0.07	0.33	1.29	2.07
PSEG Energy Holdings
PSEG Global	0.01	0.10	0.29	0.46
PSEG Resources	0.14	0.07	0.27	0.29
PSEG Energy Holdings	(0.01)	(0.01)	(0.04)	(0.02)
Total PSEG Energy Holdings	0.14	0.16	0.52	0.73
PSEG	(0.09)	(0.03)	(0.20)	(0.14)
Income from Continuing Operations	$0.38	$0.69	$3.05	$3.72
Income (Loss) from Discontinued Operations, including Gain (Loss) on Disposal	—	(0.10)	0.02	(0.19)
Extraordinary Item	—	—	—	(0.08)
Cumulative Effect of a Change in Accounting Principle	—	—	—	1.62
PSEG Net Income (Note 2)	$0.38	$0.59	$3.07	$5.07

Note 1:

Income from Continuing Operations includes preferred stock dividends / preference units distributions relating to PSE&G of $1 million and $1 million, PSEG Global of $3 million and $4 million and PSEG Resources of zero and $2 million for the quarters ended December 31, 2004 and 2003, respectively. Income from Continuing Operations includes preferred stock dividends / preference units distributions relating to PSE&G of $4 million and $4 million, PSEG Global of $13 million and $17 million and PSEG Resources of $3 million and $6 million for the years ended December 31, 2004 and 2003, respectively.

Note 2:

Basic Earnings per Share from Net Income was $0.39 and $0.59 per share for the quarters ended December 31, 2004 and 2003, respectively.

Basic Earnings per Share from Net Income was $3.08 and $5.08 per share for the years ended December 31, 2004 and 2003, respectively.

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONSOLIDATING STATEMENT OF OPERATIONS

For the Quarter Ended December 31, 2004

(Unaudited, $ Millions)

	PSEG	OTHER	PSE&G	PSEG POWER	PSEG ENERGY HOLDINGS
		(Note 2)
OPERATING REVENUES	$2,731	$(683)	$1,736	$1,352	$326
OPERATING EXPENSES
Energy Costs	1,555	(682)	1,081	1,010	146
Operation and Maintenance	645	(1)	286	285	75
Depreciation and Amortization	184	4	130	34	16
Taxes Other Than Income Taxes	36	—	36	—	—
Total Operating Expenses	2,420	(679)	1,533	1,329	237
Income from Equity Method Investments	37	—	—	—	37
OPERATING INCOME (LOSS)	348	(4)	203	23	126
Other Income	26	(6)	2	26	4
Other Deductions	(30)	2	—	(11)	(21)
Interest Expense	(209)	(27)	(89)	(34)	(59)
Preferred Securities Dividends	(1)	3	(1)	—	(3)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (Note 1)	134	(32)	115	4	47
Income Tax (Expense) Benefit	(42)	11	(51)	12	(14)
NET INCOME (LOSS)	$92	$(21)	$64	$16	$33

For the Quarter Ended December 31, 2003

(Unaudited, $ Millions)

	PSEG	OTHER	PSE&G	PSEG POWER	PSEG ENERGY HOLDINGS
		(Note 2)
OPERATING REVENUES	$2,665	$(528)	$1,720	$1,287	$186
OPERATING EXPENSES
Energy Costs	1,458	(529)	1,080	866	41
Operation and Maintenance	593	(5)	277	262	59
Depreciation and Amortization	167	4	122	28	13
Taxes Other Than Income Taxes	35	—	35	—	—
Total Operating Expenses	2,253	(530)	1,514	1,156	113
Income from Equity Method Investments	31	—	—	—	31
OPERATING INCOME	443	2	206	131	104
Other Income	62	3	(8)	55	12
Other Deductions	(30)	(4)	—	(24)	(2)
Interest Expense	(221)	(28)	(100)	(32)	(61)
Preferred Securities Dividends	(1)	6	(1)	—	(6)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (Note 1)	253	(21)	97	130	47
Income Tax (Expense) Benefit	(89)	14	(43)	(52)	(8)
INCOME (LOSS) FROM CONTINUING OPERATIONS	164	(7)	54	78	39
Loss from Discounted Operations, net of tax	(25)	—	—	—	(25)
NET INCOME (LOSS)	$139	$(7)	$54	$78	$14

Note 1:

Income from Continuing Operations before Income Taxes includes preferred stock dividends / preference units distributions relating to PSE&G of $1 million and $1 million, PSEG Global of $3 million and $4 million and PSEG Resources of $0 and $2 million for the quarters ended December 31, 2004 and 2003, respectively.

Note 2:

Primarily includes financing activities at the parent and intercompany eliminations.

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONSOLIDATING STATEMENT OF OPERATIONS

For the Year Ended December 31, 2004

(Unaudited, $ Millions)

	PSEG	OTHER	PSE&G	PSEG POWER	PSEG ENERGY HOLDINGS
		(Note 2)
OPERATING REVENUES	$10,996	$(2,176)	$6,972	$5,173	$1,027

OPERATING EXPENSES
Energy Costs	6,057	(2,173)	4,284	3,558	388
Operation and Maintenance	2,259	(29)	1,083	967	238
Depreciation and Amortization	718	18	523	121	56
Taxes Other Than Income Taxes	139	—	139	—	—
Total Operating Expenses	9,173	(2,184)	6,029	4,646	682
Income from Equity Method Investments	129	—	—	—	129
OPERATING INCOME	1,952	8	943	527	474
Other Income	176	(6)	12	166	4
Other Deductions	(93)	(1)	(1)	(57)	(34)
Interest Expense	(859)	(100)	(362)	(142)	(255)
Preferred Securities Dividends	(4)	16	(4)	—	(16)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (Note 1)	1,172	(83)	588	494	173
Income Tax (Expense) Benefit	(446)	34	(246)	(186)	(48)
INCOME (LOSS) FROM CONTINUING OPERATIONS	726	(49)	342	308	125
Income from Discontinued Operations, including Gain on Disposal, net of tax	5	—	—	—	5
NET INCOME (LOSS)	$731	$(49)	$342	$308	$130

For the Year Ended December 31, 2003

(Unaudited, $ Millions)

	PSEG	OTHER	PSE&G	PSEG POWER	PSEG ENERGY HOLDINGS
		(Note 2)
OPERATING REVENUES	$11,139	$(1,939)	$6,740	$5,613	$725

OPERATING EXPENSES
Energy Costs	6,391	(1,939)	4,421	3,754	155
Operation and Maintenance	2,120	(20)	1,050	914	176
Depreciation and Amortization	527	9	372	102	44
Taxes Other Than Income Taxes	136	—	136	—	—
Total Operating Expenses	9,174	(1,950)	5,979	4,770	375

Income from Equity Method Investments	114	—	—	—	114

OPERATING INCOME	2,079	11	761	843	464

Other Income	178	3	6	149	20
Other Deductions	(101)	(4)	(1)	(78)	(18)
Interest Expense	(836)	(114)	(390)	(114)	(218)
Preferred Securities Dividends	(4)	23	(4)	—	(23)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (Note 1)	1,316	(81)	372	800	225

Income Tax (Expense) Benefit	(464)	50	(129)	(326)	(59)

INCOME (LOSS) FROM CONTINUING OPERATIONS	852	(31)	243	474	166
Loss from Discontinued Operations, including Loss on Disposal, net of tax	(44)	—	—	—	(44)

INCOME (LOSS) BEFORE EXTRAORDINARY ITEM AND CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE	808	(31)	243	474	122

Extraordinary Item, net of tax	(18)	—	(18)	—	—
Cumulative Effect of a Change in Accounting Principle, net of tax	370	—	—	370	—
NET INCOME (LOSS)	$1,160	$(31)	$225	$844	$122

Note 1:

Income from Continuing Operations before Income Taxes includes preferred stock dividends / preference units distributions relating to PSE&G of $4 million and $4 million, PSEG Global of $13 million and $17 million and PSEG Resources of $3 million and $6 million for the years ended December 31, 2004 and 2003, respectively.

Note 2:

Primarily includes financing activities at the parent and intercompany eliminations.

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CAPITALIZATION SCHEDULE

(Unaudited, $ Millions)

	December 31, 2004	December 31, 2003
DEBT
Commercial Paper and Loans	$638	$299
Long-Term Debt, including amounts due within one year	8,588	8,473
Securitization Debt, including amounts due within one year	2,085	2,222
Project Level, Non-Recourse Debt, including amounts due within one year	1,437	1,777
Debt Supporting Trust Preferred Securities	1,201	1,201
Total Debt	13,949	13,972

SUBSIDIARY'S PREFERRED SECURITIES	80	80

COMMON STOCKHOLDERS' EQUITY
Common Stock	4,569	4,490
Treasury Stock	(978)	(981)
Retained Earnings	2,430	2,221
Accumulated Other Comprehensive Loss	(277)	(201)
Total Common Stockholders' Equity	5,744	5,529
Total Capitalization	$19,773	$19,581

Attachment 5

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited, $ Millions)

	For the Years Ended December 31,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$731	$1,160
Adjustments to Reconcile Net Income to Net Cash Flows
From Operating Activities	909	250
Net Cash Provided By Operating Activities	1,640	1,410
CASH FLOWS USED IN INVESTING ACTIVITIES	(793)	(1,412)
CASH FLOWS (USED IN) PROVIDED BY FINANCING ACTIVITIES	(1,021)	302
Effect of Exchange Rate Change	1	2
Net (Decrease)/Increase in Cash and Cash Equivalents	(173)	302
Cash and Cash Equivalents at Beginning of Period	452	150
Cash and Cash Equivalents at End of Period	$279	$452

Attachment 6

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Quarter-to-Quarter EPS Reconciliation

December 31, 2004 vs. December 31, 2003

(Unaudited)

PSEG 4th Quarter 2003 Net Income		$0.59
Loss from Discontinued Operations (Global’s Investment in CPC)		0.10
PSEG 4th Quarter 2003 Income from Continuing Operations		$0.69

PSE&G		B/(W)
4th Quarter 2003	$0.23
Weather	0.01
Other	0.02
4th Quarter 2004	$0.26	$0.03
PSEG Power
4th Quarter 2003	$0.33
Hope Creek (Replacement Power and O&M)	(0.27)
Other Replacement Power	(0.08)
Operating Margins	0.04
O&M and Depreciation	0.03
Lower NDT Income	(0.05)
Other	0.07
4th Quarter 2004	$0.07	$(0.26)
PSEG Energy Holdings
4th Quarter 2003	$0.16
Global
Operations (Accounting f/x losses at Elcho and lower ownership percentage at GWF Energy)	(0.09)
Resources
Operations (stronger results from lease portfolio due to state tax benefits, KKR gains, lower interest costs due to lower debt, offset by loss of earnings due to termination of EME-Collins Lease)	0.07
Energy Holdings (Parent)	—
4th Quarter 2004	$0.14	$(0.02)
Public Service Enterprise Group
4th Quarter 2003	$(0.03)
Interest Expense, Merger Expenses ($0.02)	(0.06)
4th Quarter 2004	$(0.09)	$(0.06)

PSEG 4th Quarter 2004 Income from Continuing Operations		$0.38

PSEG 4th Quarter 2004 Net Income		$0.38

Attachment 7

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

YTD-to-YTD EPS Reconciliation

December 31, 2004 vs. December 31, 2003

(Unaudited)

PSEG Net Income for the Year Ended December 31, 2003			$5.07
Loss from Discontinued Operations (ET and Global’s investments in CPC)			0.19
Extraordinary Loss (relating to rate case at PSE&G)			0.08
Cumulative Effect of a Change in Accounting Principle (adoption of Asset Retirement Obligation at PSEG Power)			(1.62)
PSEG Income from Continuing Operations for the Year Ended December 31, 2003			$3.72
PSE&G			B/(W )
Year Ended December 31, 2003		$1.06
Electric Rate Case		0.36
Weather		(0.05)
Electric Demand and Volume Margin Increase		0.05
Interest Savings		0.08
Additional Shares Outstanding (2003 Issuance, DRIP)		(0.06)

Year Ended December 31, 2004		$1.44	$0.38
PSEG Power
Year Ended December 31, 2003		$2.07
MTC (ended August 2003)		(0.29)
Hope Creek (Replacement Power and O&M)		(0.34)
Replacement Power		(0.15)
Higher Operating Margins		0.07
O&M and Depreciation		(0.10)
Interest Expense		(0.04)
NDT Income		0.05
Other		0.07
Additional Shares Outstanding (2003 Issuance, DRIP)		(0.05)

Year Ended December 31, 2004		$1.29	$(0.78)
PSEG Energy Holdings
Year Ended December 31, 2003		$0.73
Global
Operations (Accounting f/x losses at Elcho, lower ownership percentage at GWF Energy, lower margins at Electroandes, offset by gains on the partial sale of LDS)	(0.16)
Additional Shares Outstanding (2003 Issuance, DRIP)	(0.01)	(0.17)
Resources
Operations (stronger results from lease portfolio due to state tax benefits, KKR gains, lower interest costs due to lower debt, offset by impact of termination of EME-Collins Lease)	(0.01)
Additional Shares Outstanding (2003 Issuance, DRIP)	(0.01)	(0.02)
Energy Holdings (Parent)		(0.02)
Year Ended December 31, 2004		$0.52	$(0.21)
Public Service Enterprise Group
Year Ended December 31, 2003		$(0.14)
Interest Expense, Merger Expenses ($0.02)		(0.06)
Year Ended December 31, 2004		$(0.20)	$(0.06)

PSEG Income from Continuing Operations for the Year Ended December 31, 2004			$3.05
Income from Discontinued Operations (Global’s gain on sale of CPC)			0.02
PSEG Net Income for the Year Ended December 31, 2004			$3.07

Attachment 8

PSEG Global L.L.C.

Investment Results

(Unaudited, $ Millions)

	As of December 31, 2004	For the Quarter Ended December 31, 2004		For the Year Ended December 31, 2004
Region	Capital At Risk (A)	EBIT (B)	Non-Recourse Interest (C)	EBIT (B)	Non-Recourse Interest (C)
North America	$427	$7	$6	$98	$13
South America	1,585	37	19	138	33
Asia Pacific (D)	6	41	—	54	—
Europe (E)	209	(1)	9	24	33
India and Oman	95	5	3	20	15
Global G&A - Unallocated	—	(8)	—	(30)	—
Total	$2,322	$81	$37	$304	$94

	As of December 31, 2003	For the Quarter Ended December 31, 2003		For the Year Ended December 31, 2003
Region	Capital At Risk (A)	EBIT (B)	Non-Recourse Interest (C)	EBIT (B)	Non-Recourse Interest (C)
North America	$423	$13	$1	$117	$2
South America	1,575	40	15	150	27
Asia Pacific (D)	180	1	—	8	—
Europe (E)	285	11	5	22	5
India and Oman	91	4	4	9	9
Global G&A - Unallocated	—	(7)	—	(30)	—
Total	$2,554	$62	$25	$276	$43

Reconciliation of EBIT to Income from Continuing Operations

	For the Quarters Ended		For the Years Ended
	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003
Total Global EBIT	$81	$62	$304	$276
Interest Expense	(47)	(35)	(170)	(119)
Income Taxes (D)	(31)	2	(50)	(23)
Minority Interest	2	(2)	(1)	(13)
Preference Units Distributions	(3)	(4)	(13)	(17)
Income from Continuing Operations	$2	$23	$70	$104

(A) Total Capital at Risk includes PSEG Global’s gross investments and equity commitment guarantees less non-recourse debt at the project level.

(B) For investments accounted for under the equity method of accounting, includes PSEG Global’s share of net earnings, including interest expense and income taxes.

(C) Non-Recourse Interest is interest expense on debt that is non-recourse to PSEG Global.

(D) The differences in EBIT and Capital at Risk for Asia Pacific and Income Taxes are primarily due to the sale of MPC, which closed on December 31, 2004.

(E) Exclusive of minority interest, foreign currency exchange losses at ELCHO were $24 million and $5 million for the quarters ended December 31, 2004 and 2003, respectively and $28 million and $2 million for the years ended December 31, 2004 and 2003, respectively.

Attachment 9

PUBLIC SERVICE ELECTRIC & GAS COMPANY
Sales and Revenues to Customers
December 2004
(Unaudited)

Electric Sales

	Three Months Ended	Change vs. 2003	Twelve Months Ended	Change vs. 2003
Sales (millions kwh)
Residential	2,936	2.9%	13,117	2.5%
Commercial	5,587	1.7%	23,330	4.7%
Industrial	1,573	60.0%	6,520	-1.5%
Street Lighting	107	-40.0%	364	-60.0%
Interdepartmental	12	472.4%	31	151.8%
Total	10,215	2.0%	43,362	3.1%

Revenue ($ in millions)
Residential	$305	-6.7%	$1,491	11.4%
Commercial	371	-9.0%	1,892	3.2%
Industrial	74	-9.5%	359	-13.3%
Street Lighting	16	-4.6%	60	7.7%
Other	74	49.9%	293	44.3%
Total	$840	-4.8%	$4,095	6.5%

Gas Sold and Transported
	Three Months Ended	Change vs. 2003	Twelve Months Ended	Change vs. 2003
Sales (millions therms)
Residential Sales	454	-1.3%	1,473	-4.3%
Commercial - Firm Sales	171	-20.0%	591	-3.3%
Commercial - Interr. & Cogen	14	22.0%	48	3.6%
Industrial - Firm Sales	14	-8.7%	52	-9.3%
Industrial - Interr. & Cogen	90	-25.0%	377	-26.0%
Other	(7)	-579.3%	2	-48.8%
Total	736	-5.6%	2,543	-8.1%

Gas Transported	287	-67.9%	1,035	-22.9%

Revenue ($ in millions)
Residential Sales	$342	-2.7%	$1,077	2.7%
Commercial - Firm Sales	163	35.7%	491	4.0%
Commercial - Interr. & Cogen	8	10.0%	34	6.8%
Industrial - Firm Sales	14	24.8%	43	-3.0%
Industrial - Interr. & Cogen	71	6.3%	277	-15.5%
Other Operating Revenues	32	8.6%	118	5.0%
Total	$630	7.5%	$2,040	0.2%

Gas Transported	$266	5.7%	$837	-2.8%

Weather Data	Three Months Ended	Change vs. 2003	Twelve Months Ended	Change vs. 2003
Degree Days - Actual	1,682	2.6%	4,880	-5.4%
Degree Days - Normal	1,685		4,867

THI Hours - Actual	42	-79.5%	14,857	0.3%
THI Hours - Normal	264		14,878

Attachment 10

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
STATISTICAL MEASURES

	Quarters Ended		Years Ended
	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003
Weighted Average Common Shares Outstanding (000’s)
Basic	237,755	235,133	236,984	228,222
Diluted	239,410	236,172	238,286	228,824
Stock Price at End of Period	$51.77	$43.80
Dividends Paid per Share of Common Stock	$0.55	$0.54	$2.20	$2.16
Dividend Payout Ratio*	72.1%	58.1%
Dividend Yield	4.2%	4.9%
Price/Earnings Ratio*	17.0	11.8
Rate of Return on Average Common Equity*	13.3%	18.4%
Ratio of Earnings to Fixed Charges	1.62	2.18	2.14	2.29
Book Value per Common Share	$24.14	$23.41
Market Price as a Percent of Book Value	214%	188%
Total Shareholder Return - QTR Ending	23.1%	5.7%
Total Shareholder Return - 12 Months Ending	24.4%	44.0%

Generation by Fuel Type	Quarters Ended December 31,		Years Ended December 31,
	2004	2003	2004	2003
Nuclear - NJ	26%	35%	34%	37%
Nuclear - PA	23%	21%	21%	20%
Total Nuclear	49%	56%	55%	57%

Fossil - Coal - NJ	15%	12%	12%	11%
Fossil - Coal - PA	14%	15%	13%	13%
Fossil - Coal - CT	6%	5%	6%	6%
Total Coal	35%	32%	31%	30%

Fossil - Oil & Natural Gas - NJ	15%	10%	13%	10%
Fossil - Oil & Natural Gas - CT	1%	1%	1%	2%
Total Oil & Natural Gas	16%	11%	14%	12%

Fossil - Pumped Storage	—	1%	—	1%
	100%	100%	100%	100%

*Calculation based on earnings from continuing operations for 12-month period ending